Exhibit 99.5

FORM OF

BENEFICIAL OWNER ELECTION FORM

AIM IMMUNOTECH INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering by AIM ImmunoTech Inc., a Delaware corporation (the “Company”), of non-transferable subscription rights to purchase units, each such unit comprised of (A) one share of the Company’s Series G Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with each share of Preferred Stock convertible into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $[       ] per share (the “Conversion Price”), and (B) 1,666 Series G Common Stock Purchase Warrants to purchase common stock expiring five years from the date of issuance (the “Warrant”). Each Warrant will be exercisable for one share of common stock at an exercise price of $[       ] per share.

This will instruct you whether to exercise subscription rights to purchase units distributed with respect to the shares of the common stock owned by you or participating securities held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus, dated [       ] (the “Prospectus”). (Check the applicable boxes and provide all required information.)

☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for units.

☐	Please EXERCISE SUBSCRIPTION RIGHTS for units as set forth below:

	No. of Units		Per Unit Subscription Price		Payment
Basic Subscription Right		X	$1,000	=	$

Over-Subscription Privilege		X	$1,000	=	$

		Total Payment Required			$

If you spoke with a broker who solicited such exercise, please indicate the name of the person you spoke with:                .

☐	Payment in the following amount is enclosed $ (must match Total Payment Required above)

☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of units indicated above upon the terms and conditions specified in the Prospectus; and

●	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.

Signature:
Name:
Title:
Address:
Telephone:

Date: _______, 2026